Exhibit 10.40
LEASE
ARTICLE 1 - REFERENCE DATA
1.1     Subjects Referred To
          Each reference in this Lease to any of the following subjects shall be construed to incorporate the date stated for that subject in this Section 1.1:

DATE:	December 27, 2006

LANDLORD:	Atlantic-Philadelphia Realty LLC

LANDLORD ADDRESS:	c/o Atlantic Management
Corporation 205 Newbury Street
Framingham, Massachusetts 01701

BUILDING:	The building situated on Newbury Street, Framingham,
Middlesex County, Massachusetts, known as #205
Newbury Street (the “Premises”), upon the Lot (the “Lot”)
more particularly described on Exhibit A attached hereto
and made a part hereof.

TENANT:	HeartWare, Inc.

TENANT SPACE:	Those premises to be used as OFFICE SPACE located
on the first (1st) floor of the Premises, as shown on floor
plan attached here to as Exhibit B and identified as Suite
#101.

RENTABLE FLOOR AREA
OF TENANT SPACE:	3,530 rentable square feet

TOTAL RENTABLE
FLOOR AREA OF
THE BUILDING:	56,865 square feet

TENANT’S
PROPORTIONATE
SHARE:	6.2%

TERM:	Four (4) Years

RENT AND TERM
COMMENCEMENT DATE:	January 15,2007

OCCUPANCY DATE:	January 15, 2007

TERMINATION DATE:	January 31, 2011

ANNUAL FIXED RENT:	The sum of $21.50/Sq.Ft., which equates to an Annual Fixed Rent of $75,895.00 per annum.

MONTHLY FIXED RENT:	Tenant shall pay the Annual Fixed Rent of $75,895.00 in EQUAL MONTHLY installments of $6,324.58. All such monthly installments are due ON OR BEFORE THE 1ST of each month, beginning with the first payment due on the Commencement Date.

OPTION:	Tenant shall have one (1) option to extend the term of this Lease for an additional three years.

SECURITY DEPOSIT:	Tenant shall deposit the sum equal to one (1) month’s rent or $6,324.58, which shall be held by Landlord as a Security Deposit. Said deposit shall be held by Landlord in a non-interest bearing account and shall be due and payable by Tenant upon execution of this Lease.

BASE YEAR FOR
CALCULATING
LANDLORD’S	2007
OPERATING
EXPENSE:

PERMITTED USES:	First Class General Office Space

PUBLIC LIABILITY
INSURANCE BODILY
INJURY:	$1,000,000 Combined Single Limit Coverage

BROKER:	R.W. Holmes Realty Co., Inc.

PARKING:	Tenant will receive 3.8 parking spaces per 1,000 square feet of rented space, or 13 parking spaces, on a first come first serve basis.
1.2     Exhibits
          The Exhibits listed below in this Section 1.2 are incorporated in this Lease by reference and are to be construed as part of this Lease:
Exhibit A - Description of Lot
Exhibit B - Floor Plan Showing Tenant’s Space

Exhibit C - Landlord’s Services
Exhibit D - Rules and Regulations
Exhibit E - Estoppel Certificate
Exhibit F - Landlord’s Work
1.3     Table of Contents by Article and Section;
1.      Reference Data
1.1       Subjects Referred To
1.2       Exhibits
1.3       Table of Contents
2.      Premises and Term
2.1       Premises
2.2       Common Facilities
2.3       Landlord’s Reservations
2.4       Term
2.5       Option to Renew
2.6       Holdover Penalty
3.      Alteration
3.1       Preparation of Premises for Occupancy
3.2       Tenant Changes and Additions
3.3       General Provisions Applicable to Construction
4.      Rent
4.1       Fixed Rent
4.2       Operating Expenses Including Real Estate Taxes
4.3       Lot
4.4       Accounting
4.5       Payment of Additional Rent
5.      Landlord’s Covenants
5.1      Landlord’s Covenants
5.2      Interruptions
6.      Tenant’s Covenants
6.1       Tenant’s Covenants
7.      Casually and Taking
7.1      Casualty and Taking
7.2      Reservations of Award
8.      Right of Mortgage

8.1       Subordination
8.2       Entry Other Than For Foreclosure
8.3       Entry For Foreclosure
8.4       No Prepayment
8.5       No Release or Termination
8.6       No Modification, Etc.
8.7       Continuing Offer
8.8       Implementation
8.9       Financing
9.      Defaults
9.1       Events of Default
9.2       Tenant’s Obligations After Termination
9.3       Landlord’s Default
10.      Miscellaneous
10.1       Measurement
10.2       Titles
10.3       Notice of Lease
10.4       Consent
10.5       Notice
10.6       Bind and Inure
10.7       No Surrender
10.8       No Waiver, Etc.
10.9       No Accord and Satisfaction
10.10     Cumulative Remedies
10.11     Partial Invalidity
10.12     Landlord’s Rights to Cure Tenant’s Default
10.13     Estoppel Certificate
10.14     Waiver of Subrogation
10.15     Brokerage
10.16     Security Deposit
11.      Arbitration
ARTICLE 2 - PREMISES AND TERM
2.1     Premises
          Landlord hereby leases to Tenant, subject to and with the benefit of the provisions of this Lease, Tenant’s Space in the Building on the Lot referred to in Section 4.3 below and described in Exhibit A, excluding exterior faces of exterior walls, the common stairways, stairwells, elevators and elevator wells, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and if Tenant’s space includes less than the entire rentable area of any floor, excluding the central core area of such floor. Tenant’s Space, with said exclusions, is hereinafter sometimes referred to as the “Premises”. Tenant shall have access to the Premises twenty four hours a day, seven days a week.
2.2     Common Facilities
          Tenant shall have, as appurtenant to the Premises, rights to use in common with others now or hereafter entitled thereto, subject to reasonable rules of general applicability to Tenants of the Building from time to time made by Landlord of which Tenant is given notice: (1) the common facilities of the Building and Lot including common walkways, driveways, lobbies, hallways, ramps, stairways, elevators, loading platform and the parking area; (2) the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises; and (3) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities in the central core area of such floor
2.3    Landlord’s Reservations
          Landlord reserves the right, from time to time, without unreasonable interference with Tenant’s use: (1) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures wherever located in the Building, and (2) to alter or relocate any other common facility, provided that the substitution are substantially equivalent or better. Installations, replacements and relocations referred to in this Section 2.3 shall be located as far as practicable in the central core area, above ceiling surfaces, below floor surfaces or within the perimeter walls of the Premises.
2.4    Term
          To have and to hold for a period commencing on with the scheduled Term Commencement Date and continuing for the Term unless sooner terminated as provided in Section 7.1 or in Article 9 below. Notwithstanding anything contained in this Lease to the contrary, if Landlord’s Work (as subsequently defined) is not completed by the scheduled Term Commencement Date, then the Term Commencement Date and the Rent Commencement Date shall be adjusted so as to commence five days after Landlord receives all governmental approvals reflecting that the Landlord’s Work (as subsequently defined) has been completed according to the appropriate regulations and the Premises is ready for Tenant to occupy and use the Premises to conduct business.
2.5     Option to Renew
          (a)      Subject to the conditions set forth below, Tenant is granted an Option to Renew this Lease for one (1) consecutive (additional) term of three (3) years (the “Renewal Term”), such Renewal Term commencing on the day following the expiration of this Lease. Said Option to Renew this Lease shall be on the same terms and conditions and provisions and covenants as set forth herein (except as specifically set forth hereunder). The Renewal Term shall be subject to and provided that Tenant (a) is not is default beyond the expiration of any applicable cure period or the monetary covenant, or a material non-monetary covenant under this Lease; (b) this Lease is still in full force and effect; (c) Tenant shall not have sublet, assigned, or otherwise transferred all or any portion of its interest under this Lease in violation of the terms of this Lease; and (d) Tenant shall have exercised this Option at least seven (7) months prior to the expiration of the Lease Term, then the Tenant may renew this Lease as set forth below.
          (b)      The Base Rent during the Renewal Term shall be equal to the greater of the Tenant’s then current rental rate, or the fair market value rent. For the purpose of this Section, fair market value rent shall mean the Base Rent plus such additional financial terms in the nature of rent and rent adjustments customarily then being included in leases for comparable premises within a one mile radius of the Property. Tenant shall, during the Renewal Term, pay its proportionate share of Landlord’s Operating Expenses and its proportionate share of Real Estate Taxes. Said fair market value rent for the Premises shall be agreed upon by Landlord and Tenant; provided, however, if Landlord and Tenant are unable to agree on said fair market value rent within thirty (30) days of the date of the date of Tenant’s notice to extend, said fair value effective rent shall be conclusively determined by three (3) appraisers. Within fifteen (15) days of the expiration of such thirty (30) day period, Landlord and Tenant shall each select an appraiser, who shall select a third. Should the two appraisers fail to agree on a third within fifteen (15) days of the date on which such appraisers have been appointed, or if either Landlord or Tenant shall fail to appoint an appraiser within the time provided, such appraiser shall be appointed by the American Institute of Appraisers. Each party shall bear the cost of the appraiser selected by such party, and the cost of the third appraiser shall be shared equally by Landlord and Tenant. If the three appraisers are unable to agree upon such fair market effective rent within fifteen (15) days of the appointment of the third appraiser, the fair market effective rent shall be that determined by the appraiser not selected by either Landlord or Tenant.
          (c)      Except as provided above, all of the terms, covenants and agreements contained in this Lease shall continue during the Renewal Term.
2.6     Hold-Over Penalty
          Tenant shall be liable to pay one and one-half times (1.50 times) the Base Rental Amount for any hold-over period in the event Tenant fails to vacate on or before the applicable Expiration Date.
ARTICLE 3 - ALTERATIONS
3.1    Preparation of Premises for Occupancy
          Tenant shall accept the Premises in their “as is” and present condition, except that prior to the Term Commencement Date, Landlord, at its expenses, shall perform the work described on Exhibit F to Tenant’s satisfaction (“Landlord’s Work”). In connection with the foregoing, Landlord represent, warrants and covenants that as of the date hereof, (a) the Premises (including without limitation all structural and nonstructural systems, equipment and apparatus therein and/or appurtenant thereto) is in good working order and condition and (b) the Premises is in compliance with all local, state and federal laws, statutes, ordinances and regulations and the Premises shall remain in such good working order and condition, and the Premises shall remain in such condition and in such compliance up to and including the Term Commencement Date.
3.2     Tenant Changes and Additions
          Tenant may, from time to time, after commencement of the Term, make changes and additions to the Premises in accordance with plans and specifications therefore first being approved by Landlord, which Landlord will not approve if they will require unusual expense to readapt the Premises to normal office use on lease termination or will increase the cost of insurance or taxes on the Building or of Landlord’s services called for by Section 5.1, unless Tenant first gives assurances acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. In the event such changes and/or additions are cosmetic in nature and cost less than $25,000, then Landlord’s consent shall not be required. All such changes and additions shall be part of the Building except Tenant’s business equipment, business furnishings and other special items relating to Tenant’s business. Such other special items shall include only those items which the parties agree in writing at the time of approval shall be removed by Tenant on termination of the Lease, or which Landlord agrees in writing that Tenant may elect to remove or leave, provided that the Building is not damaged by removal nor reduced below the then building standard. All of Tenant’s changes and additions and installations of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operation and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord’s general contractor, Tenant, before its work is started shall: (a) secure all licenses and permits necessary therefore, (b) deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them, (c) cause each contractor to carry workmen’s compensation insurance in statutory amounts covering all of the contractor’s and subcontractor’s employees, comprehensive public liability insurance with limits in no event less than $1,000,000 combined single limited coverage and property damage insurance with limits of not less than $1,000,000 (all such insurance to be written insuring Landlord and Tenant as well as the contractor, and (d) deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly, when due, the entire cost of any work done on the Premises by Tenant, its agent, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises. Tenant agrees to immediately discharge any such liens which may be so attached.

3.4     General Provisions Applicable to Construction
          All construction work required or permitted by this Lease, whether by Landlord or Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times, and shall promptly give notice of observed defects.
ARTICLE 4 - RENT
4.1     Fixed Rent
          Tenant agrees to pay, without any offset or deduction whatever except as made in accordance with the provisions of this Leased, Annual Fixed Rent at the rate set forth in Section 1.1 above in equal monthly installments (“Monthly Fixed Rent”) at the rate set forth in Section 1.1 above, on the first day of each calendar month including in the Term hereof and for any portion of a calendar month at the beginning or the end of the Term, unless otherwise excluded hereunder, at the rate payable in advance for such portion.
4.2     Operating Expenses - Including Real Estate Taxes
(a)	If, with respect to any calendar year of the Term after the Base Year for calculating Landlord’s Operating Expenses set forth in Section 1.1, or fraction thereof, Landlord’s Operating Expenses for the Building and Lot either:

(i)	for a full calendar year exceed Landlord’s Initial Operating Expenses, as defined below (as the same may be reduced from time to time pursuant to the following sentence), or for any fraction of a calendar year exceed the corresponding fraction of such Landlord’s Initial Operating Expenses; or
(ii)	for a full calendar year are less than Landlord’s Initial Operating Expenses (as the same may be reduced from time to time pursuant to the following sentence), or for any fraction of a calendar year are less than the corresponding fraction of such Landlord’s Initial Operating Expenses;
then, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 4.2, Tenant shall, in the case of (i) pay to Landlord, as additional rent, Landlord’s Operating Expenses allocable to the Premises, as defined below in this Section 4.2, or in the case of (ii) Landlord shall, if the Tenant is paying previously a monthly estimated operating expense charge, credit over the next year such amount against monthly installments of operating expense next coming due.

(b)      Within one hundred twenty days from the end of the calendar year, Landlord shall render to Tenant an audited statement (“Statement”) in reasonable detail and according to usual accounting practices showing for the preceding calendar year or fraction thereof, as the case may be, Landlord’s Operating Expenses for the Building and Lot, excluding costs of special services rendered to tenants (including Tenant) for which a special charge is made, but including without limitation: real estate taxes on the Building and Lot; installments and interest on assessments for public betterments or public improvements, whether or not deductible from any condemnation award, such assessments to be paid over the longest period permitted by law; expenses of any proceedings for abatement of taxes and assessments with respect to any calendar year or fraction of a calendar year; premiums for insurance of any kind normally carried by owners of similar properties (including insurance in case of fire or casualty against loss of up to eighteen monthly installments of fixed and additional rent) or, if there be any mortgage of the Lot or Building, or both, the insurance as may be required by the holder of the mortgage; compensation and all fringe benefits, workmen’s compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons substantially engaged in the operating, maintaining or cleaning of the Building or Lot; steam, water, sewer, electric, gas and telephone charges not chargeable to tenants; cost of building and cleaning supplies and equipment; and cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or for which Landlord has received reimbursement from contractors under guaranties); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; management fees at a rate of five percent (5%) of total rent from all tenants; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and Lot and properly chargeable against income. Notwithstanding any provision to the contrary contained herein, Landlord’s Operating Expenses shall not include (a) costs and expenses of a capital nature, including but not limited to, original or new construction or installation of any capital investments, or improvements, unless such capital investments or improvements are intended to reduce operating expenses, in which event Landlord shall be entitled to charge the amortized value of such capital investments or improvements; (b) any amounts incurred for labor, materials or services that are not directly employed or used in the performance of Landlord’s obligations under this Section; (c) any cost or expense for which Landlord or the Building is reimbursed by other parties; (d) any repairs to the Common Area necessitated by any construction in the Building; (e) costs and expenses incurred to the extent that the same are attributable to Landlord’s negligence or breach of its obligations under this Lease or any other lease or premises in the Building; (f) costs and expenses relating to or arising from correcting defects in, or the inadequacy of the construction of, the Building or other improvements located in the Building; (g) costs of alterations or improvements to the premises of other tenants in the Building; (h) interests, principal payments, and other costs of any indebtedness encumbering the Building or any portion thereof; (i) legal fees, space-planner’s fees, architectural fees, engineering fees, real estate commissions, and marketing and advertising expenses incurred in connection with the development, leasing, and construction of the Building or any portion thereof; (j) any bad debt losses, rent losses or reserves for bad debt or rent losses; (k) costs of selling, syndicating, financing, mortgaging, hypothecating, or ground leasing any of Landlord’s interest in the Building; (1) the wages of employees who do not devote the majority of their time to the Building; provided, however, the costs associated with such employees who do not devote the majority of their time to the Building may be prorated and such an amount may be included as a Landlord’s Operating Expense to the extent that such employees devote their time to the Building; (m) the cost of utility installation and tap-in charges; (n) any investigation, monitoring, remediation or other cost or expense arising from or relating to the existence of Hazardous Substances in, on or under the Building; (o) the costs of compliance with applicable legal requirements (including, without limitation, the cost of curing violations of or contesting such legal requirements); (p) any costs which would have been reimbursed or paid for by insurance proceeds had Landlord maintained the insurance required under this Lease and the amount of any judgment or other charge entered or costs assessed against Landlord in excess of the policy limits of the insurance maintained by Landlord pursuant to this Lease; (q) Landlord’s advertising, entertainment and promotional costs for the Building (including, without limitation, holiday decorations); (r) costs of acquiring, leasing, restoring, insuring or displaying sculptures, paintings and other objects of art located within or outside the Building; (s) reserves for anticipated future expenses; or (t) any costs or expense to the extent that such cost or expense either exceeds the prevailing market rate for such product or service or relates to a type, quality or quantity of service or product not customarily included within common area charges in other Building of comparable size, quality and location to the Building. The term “capital expenditure” as used herein shall mean an expenditure that (i) adds to the value of the component of the Common Area in question, or (ii) appreciably prolongs the useful life of the component of the Common Area in question, but shall specifically exclude expenditures that only serve to keep such component of the Common Area in an ordinarily efficient operating condition. In addition, if any tenant or other occupant of the Building pays directly for costs which would otherwise be included in the Landlord’s Operating Expenses, then the costs associated with or attributable to any of the foregoing shall be excluded from Landlord’s Operating Expenses.
(c)	If some other method or type of assessment or taxation shall replace the current method of assessment or the type of real estate taxes, Tenant agrees to pay an equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that Tenant’s share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions. If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, the Tenant agrees to pay the same within ten (10) days after billing therefore, unless applicable law prohibits the payment of such tax by Tenant.

(d)	Landlord’s Initial Operating Expenses shall be Landlord’s expenses for the Base Year for Calculating Landlord’s Base Operating Expenses set forth in Section

1.1. Landlord’s Operating Expenses Allocable to the Premises for any particular year shall be determined by multiplying the difference between Landlord’s Operating Expenses for the Building and Lot for the items covered by the foregoing statement for such year and Landlord’s Initial Operating Expenses times a fraction, the numerator of which is the Rentable Floor Area of Tenant’s Space and the denominator of which is the Total Rentable Floor Area of the Building (“Tenant’s Proportionate Share”). In case of special services which are not rendered to all areas on a comparable basis, the proportion allocable to the Premises shall be the same proportion which Rentable Floor Area of Tenant’s Space bears to the total rentable floor area of the Building to which such service is so rendered (such latter area to be determined in the same manner as the Total Rentable Floor Area of the Building).
(e)	If Tenant questions a component of the Landlord’s Operating Expenses as provided by Landlord, Landlord shall, within one (1) month of Tenant’s request therefore, provide Tenant with a copy of the actual invoices or other documentation reasonably acceptable to Tenant substantiating such component,

(f)	Landlord shall maintain accurate, detailed records of Landlord’s Operating Expenses at Landlord’s office identified on page 1 of this Lease for at least two (2) years after delivery of the Statement to Tenant. During the six (6) months after a Statement is submitted to Tenant, Tenant may, upon ten (10) days’ prior written notice to Landlord, inspect and/or audit Landlord’s records of Landlord’s Operating Expenses for the period covered by such Statement. If the audit shows that Tenant paid less of Tenant’s pro rata share of Landlord’s Operating Expenses than was actually due, Tenant shall pay the amount of the deficiency to Landlord within one (1) month after Tenant’s receipt of such audit. If the audit shows that Tenant paid more of Tenant’s pro rate share of Landlord’s Operating Expenses than was actually due, Landlord shall, at Tenant’s election, pay said excess to Tenant within one (1) month after completion of such audit or credit such excess to Tenant’s next installment of Base Rent due. If such audit shows that such Statement contains an overstatement of Landlord’s Operating Expenses exceeding five percent (5%) of the actual Landlord’s Operating expenses for the period covered by such Statement, then the reasonable third party fees and expenses actually incurred by Tenant in conducting such audit shall be paid by Landlord; otherwise, such fees and expenses shall be paid by Tenant. If Landlord protests the conclusions of such audit, Landlord may contest Tenant’s determination by giving Tenant written notice within one (1) month following Landlord’s receipt of the audit report. If Landlord and Tenant cannot mutually agree as to Tenant’s pro rat share of Landlord’s Operating Expenses due within one (1) month after Tenant’s receipt of Landlord’s notice of protest, Landlord and Tenant shall jointly choose an independent Certified Public Accountant, whose determination shall be binding upon the parties hereto. If Landlord and Tenant fail to agree upon an independent Certified Public Accountant, the parties agree to proceed forthwith to arbitrate the issue in accordance with the Commercial

Arbitration Rules of the American Arbitration Association. The cost of the independent Certified Public Accountant or the cost of arbitration shall be borne equally by the parties, but the cost of the audit shall be borne by either Landlord or Tenant as aforesaid.
4.3    Lot
          “Lot” means all the land described in Exhibit A, or any part(s) thereof, plus any addition(s) thereto resulting from the change of any abutting street line.
4.4    Accounting
          Landlord shall have the right, from time to time, to change the periods of accounting under Section 4.2 to any annual period other than a calendar year, and upon any such change, all items referred to in said Section 4.2 shall be appropriately apportioned. In all statements rendered under Section 4.2 amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned. Any costs which are not determinable at the time of a statement shall be included therein on the basis of Landlord’s estimate, and Landlord shall render promptly after determination of such costs a supplemental statement and appropriate adjustment shall be according thereto.
4.5    Payment of Additional Rent
          Except as otherwise specifically provided in this Lease, any sum, amount, item or charge designated or considered as additional rent in this Lease shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notifies Tenant of the amount payable, or on the thirtieth day after the giving of such notice, whichever shall be later. Any such notice shall specify, in reasonable detail, the basis of such additional rent. On the first day of each month following the thirtieth day in which notice of additional rent is given, Tenant shall pay to Landlord one-twelfth (1/12) of the amount reasonably estimated by Landlord to be the amount of additional rent which shall be payable by the Lessee for the then current year. Reasonably estimated amounts shall, where possible, be based on actual cost experience. When the actual, rather than reasonably estimated, amount(s) of such additional rent has been ascertained, Landlord shall notify Tenant of the amount due, if any, giving credit for the monthly payments theretofore made by Tenant and crediting the overage, if any, against additional rent to become due. Tenant shall pay any balance due within thirty (30) days after Landlord’s notice.
ARTICLE 5 - LANDLORD’S COVENANTS
5.1   Landlord’s Covenants
(a)	to furnish, through Landlord’s employees or independent contractors, the services listed in Exhibit C attached hereto and made a part hereof; and

(b)	to furnish, through Landlord’s employees or independent contractors, reasonable additional building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid for by Tenant; and

(c)	except as otherwise provided in Article 7, to make such repairs to the roof, exterior walls and glass, floor slabs and common areas and facilities of the Building as may be necessary to keep them in serviceable and good and working condition; and

(d)	that Landlord is the fee owner of the Building and the Lot and has the right to enter into this Lease and that Tenant, on paying the rent and performing its obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term, subject to all the terms and provisions hereof; and

(e)	to defend, save harmless and indemnify Tenant from any liability or injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable counsel fees), (i) arising from the omission, fault, willful act, negligence or other misconduct of Landlord or from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Tenant, or (ii) resulting from the failure of Landlord to perform and discharge its covenants and obligations under this Lease.
5.2       Interruptions
(a)	Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses and shortages, the necessity of Landlord’s entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot however the necessity may occur except as a result of Landlord’s negligence, omission, fault, willful act or other misconduct. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control. Landlord shall not be liable to Tenant therefore, nor, except as expressly provided in Section 7.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

(b)	Landlord reserves the right to stop any service or utility system, when necessary, by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause(s) thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance efforts to avoid unnecessary inconvenience to Tenant by reason thereof.
ARTICLE 6 - TENANT’S COVENANTS
6.1	Tenant’s Covenants
          Tenant Covenants during the Term hereof and such further time as Tenant occupies any part of the Premises:
(a)	to pay when due all fixed rent and additional rent, all taxes which may be imposed on Tenant’s personal property on the Premises (including, without limitation, Tenant’s fixtures and equipment) regardless to whomever assessed, and all charges by Landlord or by public utility companies for telephone, electricity, gas and any other utility services and service inspections therefore, and all charges by public utility companies for installation of metering devices (which charges, if not separately metered or otherwise apportionable, shall be apportioned on a floor area basis for multi-tenanted floors) (electricity charges for the Premises, however, are separately metered and Tenant shall be responsible for paying such charges directly to the supplier thereof), and all charges of Landlord for services rendered pursuant to Section 5.1; and

(b)	except as otherwise provided in Article 7 and Section 5.1 (c), to keep the Premises in good order, repair and condition, reasonable wear and damage by fire and casualty only excepted, and at the expiration or termination of this Lease peaceable to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods, effects and fixtures of Tenant and any items the removal of which is required by any agreement made pursuant to Section 3.2 hereof, or specified therein to be removed at Tenant’s election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat; and

(c)	not inure or deface the Premises, Building or Lot, nor to permit in the Premises any auction sale, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is improper, offensive, contrary to law or ordinance, or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building; and

(d)	not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Lot used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs or the placing of any curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with the Rules and Regulations set forth in Exhibit D attached hereto, and all other reasonable rules and/or regulations hereafter made by Landlord, of which Tenant has been given notice, for the case and use of the Building and Lot and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations; and

(e)	to keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses; and

(f)	not without prior consent of Landlord to assign this Lease or sublet the Premises; as additional rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to a assignment or subletting up to $1,000; no assignment or subletting and no consent of Landlord thereto shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance; and not withstanding Landlord’s consent, no assignment shall be binding upon Landlord or any of Landlord’s mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge assignee from its liability as Tenant hereunder nor shall execution of such instrument of assumption affect the continuing primary liability of Tenant; Landlord agrees not to unreasonably withhold or delay its consent to an assignment or subletting, provided, however, that with respect to any assignment or subletting, the following provisions shall apply:
(1)	Tenant shall give Landlord written notice of the assignment or subletting no less than 45 days prior to the effective date thereof, which notice shall set forth the identity of the proposed transferee, and the nature of the proposed transferee’s business to be carried on in the Premises.

(2)	Tenant shall furnish Landlord (a) no less than 30 days prior to the effective date of the assignment or subletting, with a current financial statement of the proposed transferee reasonably acceptable to Landlord, and (b) within three (3) days following Landlord’s demand, with all other information reasonably requested by Landlord with respect to such transferee.
In any case, where the Landlord shall consent to such assignment, other transfer or subletting, the Tenant originally named herein shall remain fully liable for Tenant obligations hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease, and the Tenant also hereby agrees to pay to the Landlord, within fifteen (15) days of billing therefore, all legal and other fees incurred by the Landlord in connection with reviewing and approving any such assignment, other transfer or subletting up to $1,000. Any Assignment or subletting, whether or not Landlord’s prior consent is required, shall be subject to any successor using the Premises for the same use as Tenant’s use, or for a modified use only if acceptable to Landlord. The Tenant shall give written notice to the Landlord of terms of any such proposed assignment or sublease, and the Landlord shall be entitled to 50% of all net profits from any such sublease or assignment. Net profit shall be calculated by first allowing Tenant to recover any reasonable construction and commission inducement(s) given to the subtenant or assignee. It shall be a condition of the validity of any permitted assignment or other transfer or subletting that the assignee or transferee or subtenant agree directly with the Landlord, in form satisfactory to the Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.
(g)	to defend, with counsel reasonably satisfactory to Landlord, save harmless and indemnify Landlord from any liability or injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees), (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant or from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease; and

(h)	to maintain public liability insurance on the Premises in the amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the Term, shall be for such higher amounts, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, and to furnish Landlord with certificates thereof: and

(i)	to keep all Tenant’s employees working in the Premises covered by workmen’s compensation insurance in statutory amounts and to furnish Landlord with certificates thereof, if such workmen’s compensation insurance is required under state law; and

(j)	to permit Landlord and Landlord’s agents to examine the Premises at reasonable times and upon reasonable notice, and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary to avert an emergency, to remove, at Tenant’s expense, any changes, additions, signs, curtains, blinds, shades, awning(s), aerials, flagpoles, or the like, not consented to in writing, and to show the Premises to prospective tenants during six (6) months preceding the expiration of the Term hereof and to prospective purchasers and mortgagees at all reasonable times upon reasonable appointment with Tenant; and

(k)	not to place a load upon the Premises exceeding an average rate of 80 pounds of live load per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance authorize; Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring or other type of vibration eliminators sufficient to eliminate all such vibrations or noise; and

(l)	all the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of pipes, steam pipes or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or borne by Landlord; and

(m)	not to suffer or permit any liens to stand against the Premises by reason of work, labor services or materials done for or at the request of Tenant; Tenant shall cause any such liens to be immediately discharged within thirty (30) days after the date of any such lien(s) being filed thereof; and

(n)	in case Landlord shall, without any fault on its part, be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any party thereof claiming under Tenant, to pay, as additional rent, all costs including, without limitation, reasonable attorney fees, incurred by or imposed upon Landlord in connection with such litigation, and also to pay, as additional rent, all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease, however, Landlord shall pay to Tenant all such costs, fees and attorneys fees incurred by Tenant in connection with any action in which Tenant prevails incurred as a result of the Lease; and

(o)	not to allow any of the Tenant’s employees, agents, etc., to park illegally, i.e. in fire lanes, traffic lanes, spaces marked for visitors, handicapped or reserved parking, etc.; and

(p)	not to allow any of Tenant’s employees, agents, etc. to smoke anywhere in the building, including the Leased Premises, hallways, corridors, bathrooms, etc., as the Building is a “Smoke Free” building.
ARTICLE 7 - CASUALTY AND TAKING
7.1	Casualty and Taking
(a)	In case during the Term all or any substantial part of the Premises are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority (a “Material Event” subject to Section 7.1 (c) below), this Lease shall terminate at Landlord’s or Tenant’s election, which may be made notwithstanding that Landlord’s entire interest may have been divested, by notice given to the other within sixty (60) days after the notice given by Landlord pursuant to Section 7.1(c) hereof, which notice shall specify the effective date of termination. Tenant shall also have the right to terminate as described above (i) in the event of substantial damage to or taking of the Building or Lot that renders Tenant unable to conduct its business in the Premises, or (ii) in the event of damage to the Premises in the last ninety (90) days of the Term, which damage renders the Premises untenantable for more than fifteen (15) days.

(b)	In case, during the Term, all or any substantial part of the Building or the Lot are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority (a “Material Event” subjection to Section 7.1 (c) below), this Lease shall terminate at Landlord’s election, which may be made notwithstanding that Landlord’s entire interest may have been divested, by notice given to Tenant within sixty (60) days after the occurrence of the notice given by Landlord pursuant to Section 7.1 (c) hereof, which notice shall specify the effective date of termination.

(c)	The effective date of any termination by Landlord or Tenant under this Section 7.1 shall not be less than fifteen (15) days nor more than thirty (30) days after the date of such notice of termination. For all purposes of this Section 7.1., no damage or taking shall be considered a “Material Event” unless the time needed for Landlord to do the construction work necessary to put the Premises, Building or Lot or the remainder in proper condition for use and occupancy is reasonably estimated by Landlord to exceed six (6) months, or if more than thirty percent (30%) of the Lot, the Building or the Premises are so taken. In case of any such damage or taking, Landlord shall notify Tenant within thirty (30) days after the occurrence thereof of Landlord’s estimate of the time needed to do the construction work necessary to put the Premises, Building or Lot or the remainder in proper condition for use and occupancy, or of the percentage of the Building, Lot or Premises taken.

(d)	If in any such case, the Premises are rendered unfit for use and occupancy and the Lease is not so terminated, Landlord shall use due diligence (following the expiration of all periods in which either party may terminate this Lease pursuant to the foregoing provisions of this Section 7.1 ) to put the Premises, or in case of taking what may remain thereof (excluding any items installed or paid for by Tenant that Tenant may be required to remove pursuant to Section 3.2), into proper condition for use and occupancy and a just proportion of the fixed rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition, and in case of a taking that permanently reduces the area of the Premises, a just proportion of the fixed rent and additional rent shall be abated for the remainder of the Term.
7.2	Reservation of Award
          Landlord reserves to itself all rights to receive awards made for damages to the Premises and Building and Lot and the leasehold hereby created, or any one or more of them accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority.
          Tenant hereby releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant’s name and behalf all such further assignment thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anyone claiming under Tenant at its own expense or fixtures or items the removal of which is required or permitted by any agreement made pursuant to Section 3.2, (ii) relocation expenses recoverable by Tenant from such authority in a separate action, or (iii) any award that does not affect or reduces Landlord’s award.
ARTICLE 8 - RIGHTS OF MORTGAGEE
8.1	Subordination

          The Lease shall be subject and subordinate to any first mortgage on the Building, now or at any time hereafter in effect, unless the holder of such mortgage elects by notice to Tenant to have this Lease superior to its mortgage. In addition, Landlord shall have the option to subordinate this Lease to any other mortgage or deed of trust that includes the Premises as part of the mortgaged premises, provided that the holder thereof enters into an agreement with Tenant by the terms of which (i) in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, and provided Tenant is not in default hereunder, the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease, and (ii) Tenant will agree to recognize the holder of such mortgage as Landlord in such event. This agreement shall be made to expressly bind and insure to the benefit of the successors and assigns of Tenant and of the holder and of anyone purchasing said Premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. The Lot or Building, or both, are separately and together hereinafter in this Article 8 referred to as “the mortgaged premises”. The word “mortgagee” as used in this Lease shall include the holder for the time being whenever the context permits.
8.2	Entry Other Than For Foreclosure
          Upon entry and taking possession of the mortgaged premises for any purpose other than foreclosure, the holder of a mortgage shall have all right of Landlord, and, during the period of such possession, the duty to perform all of Landlord’s obligations under this Lease. No such holder shall otherwise be liable to perform any other of Landlord’s covenants and obligations under this Lease. . At all times prior to any foreclosure or loss of possession, Landlord remains liable for the performance of Landlord’s obligations.
8.3	Entry For Foreclosure
          Except as otherwise provided in Section 8.2 hereof, no such holder of a mortgage shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged premises for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage, subject to the provisions of Section 8.6 and subject to and with the benefit of the provisions of Section 10.6, such holder shall be liable to perform all of the subsequent obligations of Landlord, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the mortgaged premises. At all times prior to any foreclosure or loss of possession, Landlord remains liable for the performance of Landlord’s obligations.
8.4	No Prepayment

     No fixed rent, additional rent, or any other charge shall be paid more than ten (10) days prior to the due dates thereof except for payment of the Security Deposit and Tenant’s share of Landlord’s Operating Expenses and other expenses required to be paid accordingly under the Lease, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee.
8.5 No Release or Termination
     No act or failure to act on the part of Landlord that would entitle Tenant under the terms of this Lease or by law to be relieved of Tenant’s obligations hereunder or to terminate this Lease shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to Landlord’s mortgagee(s) of record, if any, specifying the act or failure to act on the part of Landlord that could or would give basis to Tenant’s rights, and (ii) such mortgagee(s), after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. “Reasonable time” as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist, but in no event shall reasonable time exceed sixty (60) days.
8.6 No Modification Etc.
     No assignment of this Lease, no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify this Lease so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord’s mortgagees of record, if any. Landlord will notify Tenant whenever Landlord places a mortgage on the property of which the Premises are a part, and Landlord will be responsible for obtaining any mortgagee consent required hereunder.
8.7 Continuing Offer
     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limiting the generality of the foregoing, the covenants and agreements contained in this Article 8) constitute a continuing offer to any person, corporation or other entity that by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a part to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such, and such mortgagee shall be entitled to enforce such provisions in its own name.

8.8 Implementation
     Tenant agrees, on request of Landlord, to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article 8.
8.9 Financing
     In the event that any actual or proposed holder of a first mortgage on the Building or Lot shall demand that this Lease be modified or amended in any respect, Tenant agrees to so modify or amend this Lease within thirty (30) days after Landlord’s request, so long as such modification or amendment does not materially adversely affect Tenant’s rights or obligations under this Lease in Tenant’s reasonable opinion.
ARTICLE 9 - DEFAULTS
9.1 Events of Default
(a)	If Landlord contends that Tenant has neglected or failed to perform any of Tenant’s covenants, agreements or obligations hereunder, Landlord shall notify Tenant in writing accordingly, specifying the alleged neglect or failure. Such notice having been given by Landlord, Tenant shall:
(1)	in the case of alleged failure to pay fixed rent, make payment in FULL within seven (7) days after notice thereof; and

(2)	in the case of alleged neglect or failure to perform any of Tenant’s covenants, agreements or obligations hereunder, other than the obligation to pay fixed rent:
(i)	correct the matters complained of in such notice within thirty (30) days after notice thereof (or, if more than thirty (30) days are reasonably required to complete such correction, begin such correction within such thirty (30) days and thereafter prosecute the correction to such default to completion with due diligence), or

(ii)	notify Landlord within such thirty (30) day period that Tenant disputes the matters contained in such notice and at the same time serve on Landlord a copy of a demand for arbitration of the matter disputed and otherwise proceed to arbitration under Article 11 hereof. If the decision of the arbitrator pursuant to Article 11 is adverse to Tenant, in whole or in part, Tenant shall forthwith begin to correct the matters complained of by Landlord or that portion thereof as to which the decision shall have been adverse to Tenant, and Tenant shall complete the same within thirty (30) days after such decision, or if more than thirty (30) days are reasonably required to complete such correction, begin such correction within such thirty (30) days and thereafter prosecute the correction of such default to completion with due diligence. If so requested by either party, the arbitrator shall establish the time in excess of thirty (30) days reasonably required for such completion and the same shall be completed within such time, subject to unavoidable delay.
(b)	In the event that:
(1)	Tenant fails to comply with subparagraph (1) above with respect to fixed rent defaults or Tenant fails to comply with either subclause (i) or (ii) or subparagraph (2) above with respect to non-performance of any other covenant, agreement or obligation contained herein; or

(2)	any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors; or

(3)	Tenant’s leasehold interest shall be taken on execution; or

(4)	a lien or other involuntary encumbrance is filed against Tenant’s leasehold interest or Tenant’s other property, including said leasehold interest, and is not discharged within ten (10) days thereafter; or

(5)	a petition is filed by Tenant or any guarantor of Tenant for adjustment as a bankrupt, or for reorganization or an arrangement under any provision of the Bankruptcy Act as then in force and effect; or

(6)	an involuntary petition under any of the provisions of said Bankruptcy Act is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within sixty (30) days thereafter;
then, and in any of such case(s), Landlord and the agent and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises, and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove Tenant and its effect(s) (forcibly, if necessary) without being deemed guilty and manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid, this Lease shall terminate.
     9.2 Tenant’s Obligations After Termination

(a)	In the event that this Lease is terminated under any of the provisions of Section 9.1 or is otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term (discounted over the balance of the Term at a rate of seven percent (7%)) over the fair market rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the fixed rent and all additional rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under paragraph 9.2(b) below, Tenant shall be credited with any amount paid to Landlord as compensation in accordance with this Section 9.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all of Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expense of preparing the Premises for such reletting. Landlord shall have a duty to mitigate its damages. Tenant agrees that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may, at Landlord’s option, be equal to, less than or greater than the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord, in its sole judgment, considers advisable or necessary to relet the same, and (ii) make such alterations, repairs and decorations in or to the Premises as Landlord, in its sole judgment, considers advisable or necessary to relet the same. Any action of Landlord in accordance with this Section 9.2 or any failure of Landlord to relet or to collect rent after reletting shall not operate or be construed to release or reduce Tenant’s liability as aforesaid.

(b)	In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under paragraph 9.2(a) above, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 9.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the fixed rent and additional rent accrued under Article IV in the twelve (12) months ended next prior to such termination plus the amount of fixed rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under paragraph 9.2(a) up to the time of payment of such liquidated damages and Landlord shall have no further right to recover any other damages from Tenant as a result of any default, termination or any other provision under the Lease.

(c)	Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for an obtain in proceedings for bankruptcy or insolvency, by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damaged referred to above.
9.3 Landlord’s Default
     If Landlord violates or fails to perform or otherwise breaches any agreement, term, covenant or condition herein contained, Landlord shall not be deemed to be in default hereunder unless its default shall continue for thirty (30) days after written notice thereof has been given by Tenant to Landlord specifying the nature of the alleged default, or such additional time as is reasonably required to correct its default, provided that Landlord shall, subject to its arbitration rights set forth below, begin such correction within such thirty (30) days period and thereafter prosecute the curing of such default to completion with due diligence. Landlord shall have the right to dispute Tenant’s allegation of default using the arbitration procedures set forth in Article 11.
     Upon the occurrence of an event of default by Landlord, Tenant shall have the following rights:
(i)	To seek injunctive relief or specific performance to cure such default and to seek reimbursement for those costs incurred by Tenant in curing any such default of Landlord, including, without limitation, any fines, fees, reasonable attorneys fees and any other charges, payments, costs and expenses so incurred by Tenant and any losses or damages suffered by Tenant as a result of such default.

(ii)	To terminate this Lease and the term hereby created, whereupon Tenant shall be entitled to recover the Security Deposit and any rent paid in advance to Landlord hereunder.
ARTICLE 10 - MISCELLANEOUS
10.1 Measurement
     For all purposes of this Lease, all floor areas shall be computed generally in accordance with the current standard method of floor measurement of office buildings used in the greater Boston area. In such computation, common areas shall be included to the extent therein provided notwithstanding their exclusion from the Premises.
10.2 Titles

     The titles of the Articles and Sections contained herein are for convenience only and are not to be considered in construing this Lease.
10.3 Notice of Lease
     Upon request of either party, both parties shall execute and deliver after the Lease Term begins, a Notice of Lease satisfactory in form to Landlord and appropriate for recording at the Registry of Deeds, if applicable, and, if this Lease is terminated before the Lease Term expires, a Termination of Lease or such other form shall be executed by Tenant and Landlord acknowledging the date of Termination, in form satisfactory to Landlord and appropriate for recording, if applicable.
10.4 Consent
     Except where otherwise provided herein, whenever any approval, consent, authorization or the like by Landlord or Tenant is expressly required by this Lease, the approval, consent, authorization or the like shall not be unreasonably delayed or withheld.
10.5 Notices
     Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed if to Landlord at the Address of Landlord set forth in Section 1.1 hereof or at such other address as may have been specified by prior notice from Landlord to Tenant. If said communication or payment is to Tenant, to the Tenant at the Premises or at such other address as may have been specified by prior notice to Landlord. Any communication or notice so addressed shall be deemed duly served if mailed by registered or certified mail, return receipt requested. Any notice delivered to Tenant by Landlord duplicate copy shall also be sent to:
Michael Steinberg, Esq.
HeartWare, Inc.
3351 Executive Way
Miramar, Florida 33025
10.6 Bind and Inure
     The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during this period of its ownership except for the Security Deposit. Whenever the Premises are owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord’s trust estate, but not upon any trustee or beneficiary of the trust individually.

10.7 No Surrender
     The delivery of keys to any employee or Landlord or to Landlord’s agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.
10.8 No Waiver, etc.
     The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations attached hereto shall not be deemed a waiver of such violation nor prevent a subsequent act that would have originally constituted a violation from having all the force and effect of an original violation. The failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building shall not be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of fixed rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed to be a waiver in writing signed by the Party so waiving. No consent or waiver, expressed or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.
10.9 No Accord and Satisfaction
     No acceptance by Landlord of a lesser sum than the fixed rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.
10.10 Cumulative Remedies
     The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.
10.11 Partial Invalidity
     If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.
10.12 Right to Cure Default
(a)	If Tenant shall at any time default in the performance of any obligation under this Lease and Landlord has delivered to Tenant notice of such default as provided herein, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provisions for such substituted performance by Landlord is made in this Lease with respect to such default. Except in case of emergency, these rights shall be exercised only after thirty (30) days prior written notice from Landlord to Tenant of Landlord’s intention to do so. In performing such obligation, Landlord may make any reasonable payment of money or perform any other act. All sums so paid by Landlord, together with interest at the rate of twelve percent (12%) per annum, and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord shall be deemed to be additional rent under this Lease and shall be payable to Landlord within thirty (30) days of receipt of an invoice stating the cost and expenses incurred and the services performed. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.
10.13 Estoppel Certificate
     Both parties agree, from time to time, upon not less than fifteen (15) days prior written request by the other party, to execute, acknowledge and deliver to the other party a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the fixed rent and additional rent and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the fixed rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 10.13 may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises. Tenant agrees to execute one or more Estoppel Certificates substantially in the form attached hereto as Exhibit e as so requested by Landlord.
10.14 Waiver of Subrogation
     Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall, if the other party so requests and if it can be so written without additional premium, or with an additional premium with the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance contained in such clause of endorsement to the extent of the indemnification received thereunder.
10.15 Brokerage
     Tenant warrants and represents that it has dealt with no broker(s) in connection with this transaction other than the broker named in Section 1.1 hereof. Tenant agrees to defend, indemnify and save Landlord from and against any and all claims for a commission or other type broker’s fee arising as a result of this Lease, other than from the aforesaid broker’s.
10.16 Security Deposit
     Upon the execution of this Lease, Tenant shall pay the Security Deposit set forth in Section 1.1 to Landlord, which shall be held as security for Tenant’s performance under this Lease. The Security Deposit shall be refunded to Tenant at the end of the Term, subject to Tenant’s satisfactory compliance with the conditions of this Lease and Landlord’s approval of the Premises after Tenant has vacated same which shall occur within thirty (30) days after the end of the Term. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant’s performance of this Lease. Unless Landlord has given Tenant notice of the transfer of any security deposit, Tenant will continue to have the right to look to Landlord for the return of any security deposit.
     ARTICLE 11 - ARBITRATION
     In the event of a dispute between Landlord and Tenant with respect to any matter set forth in Section 9.1(a)(2)(ii) or 9.3 hereof, such dispute shall be arbitrated by three (3) arbitrators appointed as follows: Landlord and Tenant shall each appoint a fit and impartial person as arbitrator who shall have at least ten (10) years experience in the Boston Metropolitan Area in a calling connected with the subject matter of the dispute. Written notice of such appointment shall be given by each party to the other within fifteen (15) days of the date upon which written notice is given by one party to the other demanding arbitration and the arbitrators so appointed shall appoint a third arbitrator with like experience as stated above. If the arbitrators fail to agree upon a third arbitrator within fifteen (15) days of the date upon which the later of such written notices of appointment of the first two arbitrators is given, such third arbitrator shall be appointed by Justice of the Superior Court of the Commonwealth of Massachusetts, Middlesex County District, upon ten (10) days notice of the institution of proceedings for such Court appointment, or by any other Court sitting in said Middlesex County succeeding to the jurisdiction and functions exercised by the Superior Court of the Commonwealth of Massachusetts. Any award that shall be made in such arbitration by the arbitrators, or a majority of them, shall be binding and shall have the same force and effect as a judgment made in a court of competent jurisdiction and both Landlord and Tenant shall have the right to apply to the aforesaid Superior Court, or to any other court sitting in Middlesex County succeeding to the jurisdiction and functions exercised by said Superior Court, for a decree, judgment or order upon said arbitration or award upon ten (10) days notice to the other party. The fees, costs and expenses of arbitration, other than fees for attorneys for the parties, expert witnesses and other witness fees, shall be borne equally between the parties unless the arbitrators determine that some other division shall under the circumstances be more equitable.

     EXECUTED as a sealed instrument, in two or more counterparts which constitute only one instrument, on the day and year first above written.

LANDLORD:		TENANT:

ATLANTIC-PHILADELPHIA REALTY LLC

By:	/s/ David A. Capobianco	By:	/s/ Douglas Godshall

Print Name: David A. Capobianco		Print Name: Douglas Godshall
Title: Manager		Title: President & CEO

EXHIBIT A
Description of Lot
     That certain parcel of land on Newbury Street in Framingham, Middlesex County, Massachusetts, shown as Lots 2, 3 and 4 on a plan entitled “PLAN OF LAND IN FRAMINGHAM, MASS.”, dated April 2, 1984, prepared by McCarthy & Sullivan Engineering, Inc., recorded with the Middlesex South District Registry of Deeds as Plan No. 524 of 1984 in Book 15583, Page 165 (the “Plan”), bounded and described according to the Plan as follows:

WESTERLY:	by Newbury Street by two courses together totaling two hundred twenty-two and 19/100 (222.19) feet;

NORTHEASTERLY:	by an existing thirty-foot drain easement two hundred forty-nine and 68/100 (249.68) feet;

SOUTHEASTERLY:	by land now or formerly of Zayre Eighth Realty Corp., two hundred sixty-three and 84/100 (263.84) feet;

NORTHEASTERLY:	by land now or formerly of said Zayre, by two courses together totalling two hundred fifteen and 80/100 (215.80) feet;

EASTERLY:	by land now or formerly of Worcester Terminal Corporation one hundred forty-three and 90/100 (143.90) feet;

SOUTHWESTERLY:	by land now or formerly of said Worcester and land now or formerly of Rudolph F. and Ruth E. Recke, four hundred six and 18/100 (406.18) feet;

WESTERLY:	by Newbury Street one hundred fifty-six (156.00) feet;

NORTHEASTERLY:	by Lot 5 on said Plan, one hundred twenty (120.00) feet;

SOUTHEASTERLY:	by Lot 5 on said Plan, sixty-two (62.00) feet; and

SOUTHWESTERLY:	by Lot 5 on said Plan, one hundred thirty-six and 56/100 (136.56) feet.
Said property being known and numbered as 205 Newbury Street, Framingham, Mass.

EXHIBIT B
Floor Plan of Tenant’s Space - SEE ATTACHED

Exhibit B

EXHIBIT C
SERVICES BY LANDLORD
1.	A heating and air conditioning system which will keep the entire Premises, other than storage areas, file rooms, closets, etc., at a comfortable temperature for general office use, during normal office/business operating hours.

If Tenant shall require heating or air conditioning outside said normal office/business operating hours, Landlord may furnish such services and Tenant shall pay for any charges related to same as may from time to time be in effect.

In the event Tenant introduces into the Premises any type of equipment which overloads the capacity of any building system(s) or in any other way interferes with any such system(s) to perform adequately, supplemental system(s) may, at Landlord’s option, be provided by Landlord at Tenant’s sole cost and expense.

2.	(a) Overhead fluorescent light fixtures.

(b) Replacement of fluorescent tubes and starters, as needed.

3.	Hot and cold water for lavatory and drinking purposes.

4.	Toilet supplies in lavatories, including soap, paper or cloth towels and toilet tissue.

5.	Janitor services in accordance with the following schedule and to be accomplished after normal business hours (after 6:00 P.M.):
a)	Entrance Door glass will be cleaned nightly.

b)	Entrance Floor will be cleaned and/or polished nightly.

c)	Broadloom Carpet areas will be vacuumed nightly. Will be shampooed upon request, at additional cost to Tenant.

d)	Wastepaper Containers will be emptied nightly. Plastic liner bags for wastepaper containers will be provided and liners will be changed once a week.

e)	Water Fountains will be cleaned/polished and sanitized nightly.

f)	Washrooms will be cleaned and serviced nightly. This will include refilling paper towels, toilet tissue and soap dispensers. Emptying and cleaning of all used towel and trash containers. Clean all stainless steel fixtures. Clean toilets. Wash and sanitize all wash basins and shelves. Clean all mirrors. Remove all disfigurations, such as ink marks, drawings, etc. from all stool partitions and walls. Floors will be mopped nightly.

g)	Scuff Marks will be removed nightly from all scuff plates on doors.

h)	Tile Floors will be swept nightly and a treated dust preventable mop. All corridors and office floors will be cleaned or polished, as needed, nightly. Floors will be stripped as necessary.

i)	Time of Operation — Services to be performed five (5) nights per week after end of normal working hours (after 6:00 p.m.)
6.	Proper care of grounds surrounding the leased premises, including care of lawns and shrubs and including maintaining such grounds neat, clean and free of litter.

7.	Maintain and keep clean the sidewalks and parking areas in front of and around the building and remove all snow therefrom.

8.	Maintain the Premises and Building in accordance with other first class office buildings in the Framingham Area.

EXHIBIT D
RULES AND REGULATIONS
1.	The Landlord should be notified at once of any trouble with heating, lighting or plumbing fixtures. Tenants will make reasonable efforts to not leave windows of premises open or unlocked and not to leave the doors of the premises unlocked at night.

2.	The sidewalks, entries, halls and stairways shall not be obstructed by any of the tenants or used by them for any other purpose than for ingress and egress to and from their respective premises, and no articles or rubbish, of any kind, shall be left therein.

3.	No toilet fixture shall be used for any purpose other than that which it is intended and no sweepings, rubbish, rags, ashes, or other substances shall be thrown therein; any damage resulting from so doing shall be born by the tenant causing

4.	The weight and position of all safes shall be subject to the approval of Landlord.

5.	Lettering on doors, tablets and building directory shall be subject to the approval of Landlord. No lettering shall be allowed on outside windows.

6.	No wires for telephone service, electric lights, messenger service or any other purpose shall be put in the premises without the prior consent of Landlord, which consent shall not be unreasonably delayed or withheld.

7.	No glass in doors or elsewhere through which light is admitted into any part of the building shall be covered, nor such light obstructed.

8.	No animals or birds shall be kept in or about the building.

9.	All freight, furniture, etc., must be received and delivered through the SIDE entrance unless otherwise pre-authorized by Landlord and an appointment MUST be made with the Landlord to move furniture into or from the building, but special arrangements MUST be made with the Landlord for the moving of all safes.

10.	Nothing shall be thrown or taken from the windows or doors or in the corridors, nor shall anything be left outside the building on the window sills of the premises.

11.	No person shall loiter in the halls, corridors or lavoratories.

12.	The Landlord, its employees and other proper persons employed by Landlord shall have access, at all reasonable times, to perform their duties in the upkeep and care of the leased premises.

13.	No tenant shall use any method of heating other than that provided for in the tenant’s lease, without special arrangements pre-authorized by Landlord.

14.	The Landlord reserves the right to make any such other further rules and regulations as in its judgment may, from time to time, be needful for the safety, care and cleanliness of the premises and building and for the preservation of good order therein. Landlord shall uniformly enforce all rules and regulations.

15.	Any damage done to the building or premises or person or property therein, in consequence of any breach of any of the rules and regulations, shall be borne by the tenant, if tenant is responsible for such damage(s).

16.	No person shall smoke in ANY of the common areas, halls, corridors, lavatories, stairwells, entry ways of the building, or in tenants respective leased premises the Building is a “Smoke Free” building.

17.	Tenants, and all of their employees, agents, etc., shall not park illegally; i.e. no parking in fire lands, traffic lanes, visitor or handicapped spaces, reserved spaces, etc. Tenants so parked may be towed and the owner of any towed vehicle will be solely responsible for the costs incurred for same.

18.	During the applicable holiday season, no “live” plants, trees, etc., shall be place in or near the premises or anywhere in the Building by tenants.

EXHIBIT E
ESTOPPEL CERTIFICATE

TO:

RE:	Lease Dated:
Lease Amendments (if any) Dated:
Landlord: Atlantic-Philadelphia Realty LLC Demised Premises:
Gentlemen:
     The undersigned (“Tenant”) is the Tenant under the above-captioned Lease (said Lease, together with all amendments thereto (if any) hereafter the “Lease”), and, understanding that the Lender will rely on the representations and agreements below in granting a loan (the “Loan”) to the above-named Landlord to be secured by a mortgage upon the premises of which the Demised Premises are a part, hereby acknowledges, certifies and represents to the Lender that:
1.	A true and accurate copy of the Lease is attached hereto. The Lease represents the entire understanding between Landlord and Tenant with respect to the leasing of the Demised Premises and, except as modified by the Lease Amendments noted above (if any), has not been otherwise altered, modified or amended. The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect in accordance with its terms, and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditors’ rights.

2.	Tenant has accepted possession of the Demised Premises and is in occupancy under the Lease. The initial term of the Lease commenced on and expires on . Tenant has right to extend the original term of the Lease as set forth in the Lease (or has no right, whichever is applicable) and Tenant has no right to acquire or purchase the Demised Premises or any portion thereof or interest therein.

3.	The obligation to pay rent under the Lease commenced on All rent payable by Tenant through the date of this letter has been paid. Rent has not been paid for any period beyond the now current monthly rent due, except as expressly provided in the

Lease including but not limited to the Security Deposit and Tenant’s proportionate share of Landlord’s Operating Expenses. To the best of Tenant’s knowledge, there exists no default with respect to any of the terms, covenants and conditions of the Lease by the Landlord or the Tenant to be performed, and there is no condition or event which could ripen into a default upon the lapse of time or the giving of notice. There are no offsets, deductions, or credits against the rents due and payable under the Lease.
WITNESS the execution hereof under seal this                      day of

TENANT:

BY:

(duly authorized)

Print/Type Name & Title:

EXHIBIT F
DESCRIPTION OF LANDLORD’S WORK
     Landlord will create the space to be as shown on the attached plan, by building and relocating the walls as shown on the plan, and will paint and carpet the Premises.